Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143676 and 333-143678 on Form S-8 of Porter Bancorp, Inc. of our report dated March 20, 2008 with respect to the consolidated financial statements of Porter Bancorp, Inc., which report appears in this Annual Report on Form 10-K of Porter Bancorp, Inc. for the year ended December 31, 2007.

Crowe Chizek and Company LLC

Louisville, Kentucky

March 25, 2008

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